EXHIBIT 99.1

W. G. Ross Corporation, dba Legiant

Financial Statements

December 31, 2010 and 2009

W. G. Ross Corporation, dba Legiant

Padgett Stratemann & Co., L.L.P.
Independent Auditors' Report

To the Stockholder
W. G. Ross Corporation, dba Legiant
Austin, Texas

We have audited the accompanying balance sheets of W. G. Ross Corporation, dba Legiant (the "Company") as of December 31, 2010 and 2009, and the related statements of income, changes in stockholder's deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W. G. Ross Corporation, dba Legiant as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Padgett, Stratemann & Co., L.L.P.

Certified Public Accountants
January 17, 2012

SAN ANTONIO	AUSTIN
100 N.E. LOOP 410, SUITE 1100	811 BARTON SPRINGS ROAD, SUITE 550	TOLL FREE: 800 879 4966
SAN ANTONIO, TEXAS 78216	AUSTIN, TEXAS 78704	WEB: PADGETT-CPA.COM
210 828 6281	512 476 0717

W. G. Ross Corporation, dba Legiant
Balance Sheets
December 31, 2010 and 2009

Assets
Current Assets	2010	2009
Cash and cash equivalents	$50,827	$323,330
Accounts receivable	184,400	83,297
Employee receivable	7,281	-
Total current assets	242,508	406,627
Property and Equipment — net	64,123	77,388
	$306,631	$484,015

Liabilities and Stockholder's Deficit
Current Liabilities
Lines of credit	$330,000	$350,000
Current portion of note payable	93,031	88,149
Accounts payable	48,024	64,012
Accrued expenses	59,979	113,740
Deferred revenue	719,616	713,077
Customer advances	14,202	14,199
Total current liabilities	1,264,852	1,343,177
Note Payable — less current portion	463,101	563,399
Total liabilities	1,727,953	1,906,576
Stockholder's Deficit
Common stock— no par value; 1,000,000 shares	500	500
authorized; 500,000 shares issued and outstanding
Accumulated deficit	(1,421,822)	(1,423,061)
Total stockholder's deficit	(1,421,322)	(1,422,561)
	$306,631	$484,015

Notes to financial statements form an integral part of these statements.

W. G. Ross Corporation, dba Legiant
Statements of Income
December 31, 2010 and 2009

	2010	2009
Revenue:
Sales	$1,868,025	$2,063,850
Service	1,271,807	1,731,458
Total revenue	3,139,832	3,795,308
Cost of revenue	965,162	927,318
Gross profit	2,174,670	2,867,990
General and administrative expenses	1,929,195	2,613,091
Operating income	245,475	254,899
Other income and expense:
Mergers and acquisition costs		(125,211)
Interest expense	(45,374)	(17,366)
Other income	42,419	37,215
Total other income and expense	(2,955)	(105,362)
Net income	$242,520	$149,537

Notes to financial statements form an integral part of these statements.

W. G. Ross Corporation, dba Legiant
Statements of Changes in Stockholder's Deficit
December 31, 2010 and 2009

	Common Stock
	Shares	Amount	Accumulated	Total
			Deficit
Balance at December 31, 2008	1,000,000	$1,000	$(419,090)	$(418,090)
Net income	-	-	149,537	149,537
Acquisition and retirement of	(500,000)	(500)	(999,500)	(1,000,000)
treasury stock
Distributions	-	-	(154,008	(154,008)
Balance at December 31, 2009	500,000	500	(1,423,061)	(1,422,561)
Net income	-	-	242,520	242,520
Distributions	-	-	(241,281)	(241,281)
Balance at December 31, 2010	500,000	$500	$(1,421,822)	$(1,421,322)

Notes to financial statements form an integral part of these statements.

W. G. Ross Corporation, dba Legiant
Statements of Cash Flows
Years Ended December 31, 2010 and 2009

	2010	2009
Cash Flows From Operating Activities
Net income	$242,520	$149,537
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	17,355	46,651
Changes in operating assets and liabilities:
Accounts receivable	(101,103)	170,874
Employee receivable	(7,281)	-
Accounts payable	(15,988)	50,752
Accrued expenses	(53,761)	71,530
Deferred revenue	6,539	(131,535)
Customer advances	3	14,199
Net cash provided by operating activities	88,284	372,008
Cash Flows From Investing Activities — purchase	(4,090)	(26,698)
of property and equipment
Net cash used in investing activities	(4,090)	(26,698)

Notes to financial statements form an integral part of these statements.

W. G. Ross Corporation, dba Legiant
Statements of Cash Flows
Years Ended December 31, 2010 and 2009
(Continued)

	2010	2009
Cash Flows From Financing Activities
Proceeds from (payments on) lines of credit— net	$(20,000)	$138,827
Purchase of common stock		(300,000)
Payments on note payable	(95,416)	(48,452)
Stockholder's distributions	(241,281)	(154,008)
Net cash used in financing activities	(356,697)	(363,633)
Net decrease in cash and cash equivalents	(272,503)	(18,323)
Cash and cash equivalents at beginning of year	323,330	341,653
Cash and cash equivalents at end of year	$50,827	$323,330
Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$45,374	$17,366
Supplemental Disclosures of Noncash Financing Activity
Purchase of common stock with a note payable	$-	$700,000

Notes to financial statements form an integral part of these statements.

W. G. Ross Corporation, dba Legiant
Notes to Financial Statements

1.           Summary of Significant Accounting Policies

Reporting Entity and Nature of Operations

W. G. Ross Corporation, dba Legiant (the "Company") integrates software, hardware, and professional services to create a comprehensive time accounting solution. The Company is headquartered in Austin, Texas.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Improvements to Financial Reporting by Enterprises Involved With Variable Interest Entities

On January 1, 2010, the Company adopted Accounting Standards Codification ("ASC"), Consolidations — Improvements to Financial Reporting by Enterprises Involved With Variable Interest Entities. The new guidance identifies the primary beneficiary of a variable interest entity ("VIE") as the enterprise that has both the power to direct the activities of a VIE that most significantly impacts the entity's economic performance, and the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. The new guidance also provides information on additional disclosures and ongoing reassessments of whether an enterprise is the primary beneficiary of a VIE.

The new provisions shall be effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009. The Company adopted this guidance for its year ended December 31, 2010. The adoption of this guidance did not have a material effect on the Company's financial position, results of operations, or cash flows.

Cash Equivalents

Cash equivalents for purposes of the statements of cash flows are all highly liquid debt instruments purchased with a maturity of three months or less.

W. G. Ross Corporation, dba Legiant
Notes to Financial Statements

1.           Summary of Significant Accounting Policies (continued)

Accounts Receivable

The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings. Losses are charged against the allowance when management believes the uncollectibility of a receivable is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is evaluated on a regular basis by management and is based on historical experience and specifically identified questionable receivables. The evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available. There was no allowance for doubtful accounts at December 31, 2010 and 2009.

Depreciation and Amortization

Property and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method based on the following estimated useful lives: vehicles — 7 years; furniture and fixtures —7 years; computers —5 years; and computer software —3 years.

Impairment of Long-Lived Assets

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, and the effects of obsolescence, demand, competition, and other economic factors. The Company did not recognize an impairment loss during the years ended December 31, 2010 and 2009.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable.

W. G. Ross Corporation, dba Legiant
Notes to Financial Statements

1.           Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

The Company earns revenue from two primary sources: the sale and installation of time accounting software and hardware and related maintenance and service contracts. In some instances, these are sold together in a multiple-element arrangement. When a multiple-element arrangement exists, the Company will allocate the value of the arrangement to each unit of accounting based on vendor-specific objective evidence of selling price, typically the estimated selling price of the undelivered element on a stand-alone basis. In this case, the software license and hardware revenue will be recognized upon installation, setup, and customer acceptance, and the associated maintenance and support revenue will be deferred and recognized ratably over the contractual period (typically one year).

If hardware devices are sold on a stand-alone basis, revenue is recognized upon shipment of the hardware.

The Company also offers its products as software-as-a-service ("SaaS") which is offered on a subscription basis. Recently, this type of software subscription has also become known as "cloud-based" software subscriptions. The Company recognizes SaaS revenue pro-rata over the life of the software subscription contract.

Deferred revenue includes collected retainer amounts for product installations which have yet to be finalized and software and hardware maintenance amounts collected for which the service period has not yet elapsed.

Cost of Revenue

Cost of revenue consists primarily of hardware and software products purchased from third-party vendors which are then rebranded and sold under the Legiant name.

Income Taxes

The Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate share of the entity's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its stockholder.

The Company is subject to the Texas gross margin tax. In 2010, the Company recorded $19,544 ($5,936 in 2009) of Texas gross margin tax, which is included in general and administrative expenses in the statements of income.

W. G. Ross Corporation, dba Legiant
Notes to Financial Statements

1.           Summary of Significant Accounting Policies (continued)

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Advertising and Promotion

Advertising and promotion costs totaled approximately $104,000 and $193,000 for the years ended December 31, 2010 and 2009, respectively, and are expensed as incurred.

W. G. Ross Corporation, dba Legiant
Notes to Financial Statements

2.   Property and Equipment

Property and equipment consists of the following:

	December 31,
	2010	2009
Vehicles	$86,743	$86,742
Furniture and fixtures	80,213	80,213
Computers	75,794	73,816
Computer software	18,040	15,929
	260,790	256,700
Less accumulated depreciation and amortization	196,667	179,312
Net property and equipment	$64,123	$77,388

3.   Lines of Credit

The Company has two revolving lines of credit with a total capacity of $350,000 from a commercial bank, bearing interest at the bank's prime lending rate. At December 31, 2010 and 2009, there were outstanding balances of $330,000 and $350,000, respectively. The stockholder of the Company has unconditionally guaranteed the debt. In addition, all accounts receivable, equipment, and general intangibles of the Company are collateralized under the loan agreements. The lines of credit, including any accrued interest, are due on demand.

4.           Note Payable

In 2009, the Company issued a $700,000 note payable to a former stockholder, for the purchase of 500,000 shares of common stock. The note requires monthly principal and interest payments of $9,894, at an interest rate of 5.0%, and matures on June 11, 2016. The note is secured by 250,000 shares of common stock of the Company.

W. G. Ross Corporation, dba Legiant
Notes to Financial Statements

4.           Note Payable (continued)

Future payments required under the stock repurchase note as of December 31, 2010 are as follows:

Year ending December 31,
2011	93,031
2012	97,052
2013	102,017
2014	107,237
2015	112,723
Thereafter	44,072
$556,132

5.           Retirement Plan

The Company sponsors a 401(k) employee retirement savings plan with discretionary employer matching. The Company contributed $17,038 and $29,696 of matching contributions during 2010 and 2009, respectively.

6.   Lease Commitments

The Company leases facilities in Austin, Texas under a lease agreement, which expires March 31, 2013.

Future annual minimum lease payments required under the agreement as of December 31, 2010 are as follows:

Year ending December 31,
2011	$44,766
2012	52,923
2013	13,231
$110,920

W. G. Ross Corporation, dba Legiant
Notes to Financial Statements

7.   Mergers and Acquisition Costs

During 2009, the Company incurred a one-time expense totaling $125,211 as a result of a potential purchase of the Company. These costs were related to travel, legal counsel, and accounting services.

8.   Treasury Stock

In 2009, the Board of Directors authorized the purchase of 500,000 shares of the Company's common stock. The Company repurchased 500,000 shares of common stock for $300,000 in cash and a $700,000 note payable. The Company retired all 500,000 shares in 2009.

9.   Customers and Credit Risk

In 2010 and 2009, 83% and 95%, respectively, of the Company's cost of revenue purchases were value-added-reseller software from two providers. Disruption of the supply of this software platform would severely impact the Company's source of modifiable software and ability to earn revenue.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation up to a minimum of $250,000. The Company has not experienced any losses in such accounts.

10.         Subsequent Events

Effective December 14, 2011, the Company sold substantially all its assets to a third party.

The Company has evaluated subsequent events through December 14, 2011.